Exhibit 99.1 News For Immediate Release

Black Stone Minerals, L.P. Reports Third Quarter 2016 Results and Announces Cash Distribution

HOUSTON, November 7, 2016 (BUSINESS WIRE) - Black Stone Minerals, L.P. (NYSE: BSM) (“Black Stone Minerals” or “the Partnership”) today announced its financial and operating results for the third quarter of 2016.

Highlights

•	Reported record average production of 35.0 MBoe/d for the third quarter of 2016.

•	Reported oil and gas revenues of $81.8 million, lease bonus and other income of $9.6 million, and a gain on commodity derivative instruments of $7.8 million for the quarter.

•	Generated net income of $37.5 million, Adjusted EBITDA (as defined below) of $74.2 million, and cash available for distribution of $66.6 million for the quarter.

•
Increased the revolving credit facility borrowing base to $500 million, up from $450 million, resulting in liquidity in excess of $200 million based on outstanding borrowings at the end of the quarter.

•	Announced a distribution attributable to the third quarter of $0.2875 per common unit with distribution coverage of 1.5x on all classes of units.

Management Commentary

Thomas L. Carter, Jr., Black Stone Minerals’ President, Chief Executive Officer, and Chairman commented, “Black Stone Minerals had a very strong third quarter and continues to be well positioned with high quality assets and a sound financial position. We posted a robust increase in production, which included continued growth in mineral and royalty volumes on a sequential basis. We also had solid lease bonus income in the quarter that was driven largely by areas in active development, namely the Marcellus/Utica and Permian Basin. Our borrowing base was recently increased by 11%, which reflects the quality and value of our asset base and bolsters our liquidity position.”

Quarterly Financial and Operating Results

Production

Black Stone Minerals reported record average production of 35.0 MBoe/d for the third quarter of 2016, 63% of which is attributable to mineral and royalty interests. This represents an increase of 20% over average production of 29.0 MBoe/d for the corresponding period in 2015 and an increase of 11% over the second quarter of 2016. The Partnership expects annual production for 2016 to average at or near the high end of its previously issued production guidance of 31.0 to 32.0 Mboe/d.

Realized Prices, Revenues, and Net Income

The Partnership’s average realized price per Boe, excluding the effect of derivative settlements, was $25.42 for the quarter ended September 30, 2016, a decline of 11% from $28.57 per Boe for the quarter ended September 30, 2015.

Black Stone Minerals reported oil and gas revenues of $81.8 million for the third quarter of 2016, an increase of 7% from $76.3 million for the third quarter of 2015. The increase reflects higher production volumes offset by lower realized commodity prices.

Gain on commodity derivative instruments was $7.8 million in the third quarter of 2016, which comprised a $5.3 million gain from realized settlements and a $2.5 million unrealized gain due to the change in value of the Partnership’s derivative positions during the quarter. In the third quarter of 2015, the gain on commodity derivative instruments was $56.4 million.

Lease bonus and other income was $9.6 million for the third quarter of 2016 and included leases in the Marcellus/Utica plays and Permian Basin, as well as leases in the Mid-Continent region. Black Stone Minerals recognized $4.3 million in lease bonus and other income for the same period last year.

The Partnership reported net income of $37.5 million for the quarter ended September 30, 2016, compared to $53.9 million in the corresponding period in 2015.

Financial Position

As of September 30, 2016, the Partnership had $4.8 million in cash and $299.0 million outstanding under its credit facility. After quarter end, Black Stone Minerals’ borrowing base was increased to $500 million from $450 million as part of its regularly scheduled semi-annual redetermination process. Black Stone Minerals is in compliance with all financial covenants associated with its credit facility. As of November 3, 2016, the Partnership had $287.0 million outstanding under the credit facility and $3.7 million in cash.

Acquisitions

During the quarter, the Partnership closed on a mineral and royalty asset package in the Permian Basin for $8.3 million. As of September 30, 2016, Black Stone Minerals had invested $140.9 million in acquisitions during 2016.

Working Interest Participation

Black Stone Minerals now expects that it will invest between $70 and $75 million in its working interest participation program in 2016, the majority of which will be deployed in the Haynesville Shale in the Shelby Trough area of Texas. The operator in this program is drilling and completing wells more quickly than anticipated, resulting in higher working interest capital expenditures this year. For the nine months ended September 30, 2016, the Partnership incurred $50.4 million on drilling and completion activities.

Distributions

The Board of Directors of the general partner has approved cash distributions attributable to the third quarter of 2016 of $0.2875 per common unit and $0.18375 per subordinated unit. Distributions will be payable on November 25, 2016 to unitholders of record on November 17, 2016. The quarterly distribution coverage ratio was approximately 1.5x for all classes of units (2.4x for common units).

Conference Call

Black Stone Minerals will host a conference call and webcast for investors and analysts to discuss its results for the third quarter 2016 on Tuesday, November 8, 2016 at 9:00 a.m. Central Time. To join the call, participants should dial (877) 447-4732 and use conference code 96806906. A live broadcast of the call will also be available at http://investor.blackstoneminerals.com. A recording of the conference call will be available at that site through December 8, 2016.

About Black Stone Minerals, L.P.

Black Stone Minerals is one of the largest owners of oil and natural gas mineral interests in the United States. The Partnership owns mineral interests and royalty interests in over 40 states and 60 onshore basins in the continental United States.  The Partnership also owns and selectively participates as a non-operating working partner in established development programs, primarily on its mineral and royalty holdings.  The Partnership expects that its large, diversified asset base and long-lived, non-cost-bearing mineral and royalty interests will result in production and reserve growth, as well as increasing quarterly distributions to its unitholders.

Forward-Looking Statements

This news release includes forward-looking statements. All statements, other than statements of historical facts, included in this news release that address activities, events, or developments that the Partnership expects, believes, or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “may,” “should,” “expect,” “anticipate,”

“plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms, or other comparable terminology often identify forward-looking statements. Except as required by law, Black Stone Minerals undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by these cautionary statements. These forward-looking statements involve risks and uncertainties, many of which are beyond the control of Black Stone Minerals, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the Partnership’s ability to execute its business strategies;

•	the volatility of realized oil and natural gas prices;

•	the level of production on the Partnership’s properties;

•	regional supply and demand factors, delays, or interruptions of production;

•	the Partnership’s ability to replace its oil and natural gas reserves; and

•	the Partnership’s ability to identify, complete, and integrate acquisitions.

Information for Non-U.S. Investors

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Although a portion of Black Stone Minerals’ income may not be effectively connected income and may be subject to alternative withholding procedures, brokers and nominees should treat 100% of Black Stone Minerals’ distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Black Stone Minerals’ distributions to non-U.S. investors are subject to federal income tax withholding at the highest marginal rate, currently 39.6% for individuals.

Black Stone Minerals, L.P. Contact

Brent Collins
Vice President, Investor Relations
Telephone: (713) 445-3200
investorrelations@blackstoneminerals.com

BLACK STONE MINERALS, L.P.
CONSOLIDATED STATEMENTS OF OPERATION
(Unaudited)
(In thousands, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUE
Oil and condensate sales	$42,780	$44,128	$104,581	$126,584
Natural gas and natural gas liquids sales	38,986	32,191	85,706	92,799
Gain (loss) on commodity derivative instruments	7,813	56,430	(12,295)	57,450
Lease bonus and other income	9,592	4,271	26,129	16,051
TOTAL REVENUE	99,171	137,020	204,121	292,884
OPERATING (INCOME) EXPENSE
Lease operating expense	5,007	4,924	14,179	16,540
Production costs and ad valorem taxes	9,228	8,175	23,301	26,250
Exploration expense	6	1,817	643	2,014
Depreciation, depletion, and amortization	28,731	23,288	79,654	83,414
Impairment of oil and natural gas properties	—	24,854	6,775	156,683
General and administrative	16,677	18,994	52,213	53,530
Accretion of asset retirement obligations	206	265	680	805
(Gain) loss on sale of assets, net	—	4	(4,772)	(20)
TOTAL OPERATING EXPENSE	59,855	82,321	172,673	339,216
INCOME (LOSS) FROM OPERATIONS	39,316	54,699	31,448	(46,332)
OTHER INCOME (EXPENSE)
Interest and investment income	460	18	651	46
Interest expense	(2,282)	(870)	(4,773)	(5,530)
Other income	41	45	148	241
TOTAL OTHER EXPENSE	(1,781)	(807)	(3,974)	(5,243)
NET INCOME (LOSS)	37,535	53,892	27,474	(51,575)
NET (INCOME) LOSS ATTRIBUTABLE TO PREDECESSOR	—	—	—	(450)
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS SUBSEQUENT TO INITIAL PUBLIC OFFERING	8	(3)	15	137
DISTRIBUTIONS ON REDEEMABLE PREFERRED UNITS SUBSEQUENT TO INITIAL PUBLIC OFFERING	(1,324)	(2,973)	(4,439)	(4,783)
NET INCOME (LOSS) ATTRIBUTABLE TO THE GENERAL PARTNER AND COMMON AND SUBORDINATED UNITS SUBSEQUENT TO INITIAL PUBLIC OFFERING	$36,219	$50,916	$23,050	$(56,671)
ALLOCATION OF NET INCOME (LOSS) SUBSEQUENT TO INITIAL PUBLIC OFFERING ATTRIBUTABLE TO:
General partner interest	$—	$—	$—	$—
Common units	23,114	25,608	24,343	(28,502)
Subordinated units	13,105	25,308	(1,293)	(28,169)
	$36,219	$50,916	$23,050	$(56,671)
NET INCOME (LOSS) ATTRIBUTABLE TO LIMITED PARTNERS PER COMMON AND SUBORDINATED UNIT:
Per common unit (basic)	$0.24	$0.27	$0.26	$(0.30)
Weighted average common units outstanding (basic)	95,740	96,186	95,086	96,183
Per subordinated unit (basic)	$0.14	$0.27	$(0.01)	$(0.30)
Weighted average subordinated units outstanding (basic)	95,189	95,057	95,125	95,057
Per common unit (diluted)	$0.24	$0.27	$0.26	$(0.30)
Weighted average common units outstanding (diluted)	96,011	96,186	95,619	96,183
Per subordinated unit (diluted)	$0.14	$0.27	$(0.01)	$(0.30)
Weighted average subordinated units outstanding (diluted)	95,189	95,057	95,467	95,057
DISTRIBUTIONS DECLARED AND PAID SUBSEQUENT TO INITIAL PUBLIC OFFERING:
Per common unit	$0.2875	$0.1615	$0.8125	$0.1615
Per subordinated unit	$0.1838	$0.1615	$0.5513	$0.1615

The following table shows the Partnership’s production, revenues, realized prices, and expenses for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited) (Dollars in thousands, except for realized prices)
Production:
Oil and condensate (MBbls)[1]	1,015	936	2,848	2,668
Natural gas (MMcf)[1]	13,207	10,411	36,014	31,817
Equivalents (MBoe)	3,216	2,671	8,850	7,971
Revenue:
Oil and condensate sales	$42,780	$44,128	$104,581	$126,584
Natural gas and natural gas liquids sales	38,986	32,191	85,706	92,799
Gain (loss) on commodity derivative instruments	7,813	56,430	(12,295)	57,450
Lease bonus and other income	9,592	4,271	26,129	16,051
Total revenue	$99,171	$137,020	$204,121	$292,884
Realized prices:
Oil and condensate ($/Bbl)	$42.15	$47.15	$36.72	$47.45
Natural gas ($/Mcf)[1]	$2.95	$3.09	$2.38	$2.92
Equivalents ($/Boe)	$25.42	$28.57	$21.50	$27.52
Operating expenses:
Lease operating expense	$5,007	$4,924	$14,179	$16,540
Production costs and ad valorem taxes	9,228	8,175	23,301	26,250
Exploration expense	6	1,817	643	2,014
Depreciation, depletion, and amortization	28,731	23,288	79,654	83,414
Impairment of oil and natural gas properties	—	24,854	6,775	156,683
General and administrative	16,677	18,994	52,213	53,530
Other expense:
Interest expense	2,282	870	4,773	5,530
Per Boe:
Lease operating expense	$1.56	$1.84	$1.60	$2.08
Lease operating expense (per working interest Boe)	4.25	6.71	4.71	6.96
Production costs and ad valorem taxes	2.87	3.06	2.63	3.29
Depreciation, depletion, and amortization	8.93	8.72	9.00	10.46
General and administrative	5.19	7.11	5.90	6.72

[1]
As a mineral-and-royalty-interest owner, Black Stone Minerals is often provided insufficient and inconsistent data on natural gas liquid ("NGL") volumes by its operators. As a result, the Partnership is unable to reliably determine the total volumes of NGLs associated with the production of natural gas on its acreage. Accordingly, no NGL volumes are included in our reported production; however, revenue attributable to NGLs is included in natural gas revenue and the calculation of realized prices for natural gas.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, and cash available for distribution are non-GAAP supplemental financial measures used by Black Stone Minerals’ management and external users of the Partnership’s financial statements such as investors, research analysts, and others, to assess the financial performance of its assets and its ability to sustain distributions over the long term without regard to financing methods, capital structure, or historical cost basis.

Black Stone Minerals defines EBITDA as net income (loss) before interest expense, income taxes and depreciation, depletion, and amortization. Black Stone Minerals defines Adjusted EBITDA as EBITDA adjusted for impairment of oil and natural gas properties, accretion of asset retirement obligations, unrealized gains/losses on commodity derivative instruments, and non-cash equity-based compensation. Black Stone Minerals defines cash available for distribution as Adjusted EBITDA plus or minus amounts for certain non-cash operating activities, estimated replacement capital expenditures, capital expenditures, cash interest expense, and distributions to noncontrolling interests and preferred unitholders.

EBITDA, Adjusted EBITDA, and cash available for distribution should not be considered an alternative to, or more meaningful than, net income (loss), income (loss) from operations, cash flows from operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of the Partnership’s financial performance. EBITDA, Adjusted EBITDA, and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income (loss), the most directly comparable GAAP financial measure. The Partnership’s computation of EBITDA, Adjusted EBITDA, and cash available for distribution may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA, and cash available for distribution to net income, the most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited) (In thousands)		(Unaudited) (In thousands)
Net income (loss)	$37,535	$53,892	$27,474	$(51,575)
Adjustments to reconcile to Adjusted EBITDA:
Add:
Depreciation, depletion and amortization	28,731	23,288	79,654	83,414
Interest expense	2,282	870	4,773	5,530
EBITDA	68,548	78,050	111,901	37,369
Add:
Impairment of oil and natural gas properties	—	24,854	6,775	156,683
Accretion of asset retirement obligations	206	265	680	805
Equity-based compensation[1]	7,981	5,690	33,120	13,052
Unrealized loss on commodity derivative instruments	—	—	51,515	—
Less:
Unrealized gain on commodity derivative instruments	(2,511)	(44,053)	—	(10,918)
Adjusted EBITDA	74,224	64,806	203,991	196,991
Adjustments to reconcile to cash generated from operations:
Add:
Incremental general and administrative related to initial public offering	—	270	—	950
Loss on sales of assets, net	—	4	—	—
Less:
Change in deferred revenue	(396)	(94)	(175)	(584)
Cash interest expense	(2,083)	(628)	(4,179)	(4,806)
Gain on sales of assets, net	—	—	(4,772)	(20)
Estimated replacement capital expenditures[2]	(3,750)	—	(7,500)	—
Cash generated from operations	67,995	64,358	187,365	192,531
Less:
Cash paid to noncontrolling interests	(29)	(45)	(83)	(167)
Redeemable preferred unit distributions	(1,324)	(2,973)	(4,439)	(8,823)
Cash generated from operations available for distribution on common and subordinated units and reinvestment in our business	$66,642	$61,340	$182,843	$183,541

1 On April 25, 2016, the Compensation Committee of the Board approved a resolution to change the settlement feature of certain employee long-term incentive compensation plans from cash to equity. As a result of the modification, $10.1 million of cash-settled liabilities were reclassified to equity-settled liabilities during the second quarter of 2016.
2 On August 3, 2016, the Board established a replacement capital expenditure estimate of $15.0 million for the period of April 1, 2016 to March 31, 2017. There was no established estimate of replacement capital expenditure prior to this period.